Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Famous Products, Inc. on Form SB-2, of my report dated December 19, 2007 (included in exhibits to such registration statement) on the consolidated financial statements of Famous Products, Inc. as of October 31, 2007 and for the period from May 23, 2007 (inception) through October 31, 2007.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 18, 2008